Exhibit 10.15
A SMART MOVE L.L.C.
AMENDED AND RESTATED
OPERATING AGREEMENT
Dated November 30, 2005

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EXHIBIT A—Members and Shares
EXHIBIT B—Members and Capital Contributors
EXHIBIT C—Managing Members

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OPERATING AGREEMENT
     This Operating Agreement was made, executed and sworn to as of the 30th day of August, 2004, by and between Chris Sapyta, Stephen M. Bathgate, and Edward Johnson, as the Managers of the Company (the “Managers”) and Chris Sapyta, Gregory A. Henrikson, Chuck Hinkley, and Mike Ellis as the Initial Members of the Company (the “Initial Members”), and amended and restated on November 30, 2005.
     WHEREAS, the Managers and the Members desire to adopt this Operating Agreement as the agreement pursuant to which the Company will be governed and operated.
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the Members hereby agree as follows:
ARTICLE I
DEFINED TERMS
     The defined terms used in this Agreement shall, unless the context otherwise requires, have the meanings specified in this Article I (such meanings to be equally applicable to both singular and plural forms of the terms defined).
     “Additional Shares” shall have the meaning ascribed to such term in Section 3.04.
     “Affiliate” means, when used with reference to a specified Person, (a) any Person directly or indirectly controlling, controlled by or under common control with such Person, (b) any Person owning or controlling 10% or more of the outstanding voting securities of such Person, (c) any officer or director of such Person or of any Person specified in (a) or (b) above, and (d) any company in which any officer or director of such Person is an officer, director or partner; provided, however, that for purposes of this definition the term “Affiliate” shall not be deemed to include any Person providing legal, accounting or other professional services from time to time to any of the following: (i) the Company, (ii) the Managers or (iii) any Affiliate of any of them.
     “Agreement” means this Operating Agreement, as originally executed and as amended from time to time thereafter.
     “Articles of Organization” means the articles of organization of the Company filed with the Colorado Secretary of State forming the Company under the Law.
     “Bankruptcy,” when used with respect to any Person, notwithstanding anything to the contrary contained in the Law, means that:
     (a) such Person shall have (i) voluntarily commenced any proceeding or filed any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consented to the institution of, or failed to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) applied for or consented to the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Person or such subsidiary or for a substantial part of its property, (iv) filed an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) become unable, admitted in writing its inability or failed generally, to pay its debts as they became due or (vi) taken corporate action for the purpose of effecting any of the foregoing; or
     (b) an involuntary proceeding shall have been commenced or an involuntary petition shall have been filed in a court of competent jurisdiction seeking (i) relief in respect of such Person, or of a substantial part of its property, under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for such Person or for a substantial part of its property or (iii) the winding-up or liquidation of such Person or such subsidiary; and such proceeding or petition shall have continued undismissed for 10 days or an order or decree approving or ordering any of the foregoing shall have continued unstayed and in effect for 10 days.
     “Capital Account” means the account established and maintained for each Member pursuant to Section 3.02.
     “Capital Contributions” means the amount contributed to the Company by all Members, or any one Member, or the predecessor holders of the Interests of such Members or Member, as the context requires.
     “Cash Flow” means, for any applicable period, the Gross Revenues of the Company and any Capital Contributions from the Managers after payment or allocation of (a) operating, repair and maintenance costs, (b) expenses incurred in connection with Section 11.06, and (c) capital expenditures, and (d) reserves for working capital in such amounts as the Managers deem appropriate under the circumstances.
     “Code” means the Internal Revenue Code of 1986, as amended, or the corresponding provisions of any succeeding law.
     “Company” means A Smart Move L.L.C., a Colorado limited liability company, as said limited liability company may from time to time be constituted.
     “Consent” means the consent of a Person, given as provided in Section 13.01, to do the act or thing for which the consent is solicited, or the act of granting such consent, as the context may require.
     “Disbursable Cash” means, for any applicable period, Cash Flow and any investment interest received by the Company thereon for such period.
     “Equity Private Placement” means the offering of Shares pursuant to a Private Placement Memroandum beginning in September 3004.
     “Gross Revenues” means, for any applicable period, the gross receipts of the Company from operations, including all items of income, whether ordinary or extraordinary, except Capital Contributions or borrowings by the Company.
     “Incapacity” or “Incapacitated” means, as to any Person, death, the adjudication of incompetency or insanity, Bankruptcy, retirement, resignation, expulsion, dissolution or liquidation, as the case may be, of such Person.
     “Initial Capital Contribution” means the amount of a Member’s Capital Contribution contributed on the date of such Member’s admission to the Company as a Member.
     “Interest” means the entire ownership interest of a Member in the Company represented by Shares at any date of determination, including the right of such Member to any and all benefits to which a Member may be entitled as provided in the Law, the Articles of Organization and in this Agreement, together with the obligations of such Member to comply with all the terms and provisions of this Agreement, the Articles of Organization and the Law.
     “Interest Holder” means any person who holds a Membership Interest, whether as a Member or as an unadmitted assignee of a Member.
     “Law” means the Colorado Limited Liability Company Act, as amended, which is located in Article 80 of Title 7 of the Colorado Revised Statutes or the corresponding provisions of any succeeding law.
     “Loss” means the loss of the Company, as determined under Section 703 of the Code.
     “Manager” means any Person or Persons whose name is set forth on Exhibit C hereto or any Person who becomes a Manager pursuant to Article VI of this Agreement.
     “Member” or “Members” means any Person or Persons whose name is set forth on Exhibit A hereto or any other Person or Persons that becomes a substitute or additional Member pursuant to Article IX of this Agreement, including the Managers but only to the extent the Managers purchase or otherwise acquire all or a portion of a Share or Shares.
     “Notification” means a writing containing the information required by this Agreement to be communicated to any Person, sent by mail, postage prepaid, to such Person at the address of such Person as shown by the records of the Company on the date of the giving of Notification; provided, however, that any communication containing such information sent to such Person and actually received by such Person shall constitute Notification for all purposes under this Agreement.
     “Officer” means any individual appointed by the Managers as an officer of the Company pursuant to Article VIII of this Agreement.
     “Ownership Percentage” means that percentage calculated as to a given Member by dividing the number of Shares owned by such Member by the total number of Shares issued and outstanding and multiplying such quotient by 100.
     “Person” means an individual, partnership, corporation, trust or other entity.
     “Profits” means the income of the Company, as determined under Section 703 of the Code.

     “Shares” means an Interest in the Company representing an aggregate Capital Contribution determined by the Managers (or such other amount as contemplated by Section 3.04) to the Company by a Member who originally acquired such Interest, as described in Section 3.05.
ARTICLE II
ORGANIZATION
     Section 2.01. Formation. The Managers and each Member whose name is set forth on Exhibit A hereto, as the Members make, adopt and execute this Agreement. The rights and liabilities of the Members are as provided in the Law, except as otherwise expressly provided herein.
     Section 2.02. Name, Place of Business and Office.
     (a) The business of the Company shall be conducted under the name “A Smart Move L.L.C.” or such other name as the Managers shall hereafter designate in writing to the Members to the extent permitted by law.
     (b) The principal office of the Company shall be at 5350 S. Roslyn Street, Suite 300, Greenwood Village, Colorado 80111. The Managers may at any time change the location of such offices and may establish such additional offices as deemed advisable. Notification of any change in location shall be given to the Members as soon as practicable after such change.
     (c) The registered office of the Company and the name and address of the registered agent for service of process in the State of Colorado shall be Chris Sapyta, 5350 S. Roslyn Street, Suite 300, Greenwood Village, Colorado 80111. The Company shall maintain at its registered office the documents required pursuant to C.R.S. § 7-80-411.
     Section 2.03. Term. The term of the Company shall commence upon the filing of the Articles of Organization with the Colorado Secretary of State and shall continue until dissolution, termination or liquidation of the Company pursuant to the provisions hereof, unless thereafter continued as may be set forth in the Articles of Organization or this Agreement.
     Section 2.04. Names and Addresses of Members.
     (a) The Managers of the Company are Chris Sapyta, Stephen M. Bathgate, and Edward Johnson, with their principal office located at 5350 S. Roslyn Street, Suite 300, Greenwood Village, Colorado 80111.
     (b) The names and addresses of each Member, the number of Shares purchased by each Member, and the Initial Capital Contribution of each Member shall be set forth in Exhibits A and B attached hereto. If additional Persons are to be admitted to the Company as Members as permitted under this Agreement or if a Member withdraws or is removed as a Member pursuant to the provisions hereof, Exhibits A and B attached hereto shall be appropriately amended to reflect the names and addresses, the Shares purchased or transferred (as the case may be) and the Initial Capital Contribution if any, of each other Member.
     Section 2.05. Title to Company Property. No real or other property of the Company shall be deemed owned or leased by the Members individually, but shall be owned by, and title shall be vested solely in, the Company.
     Section 2.06. Effective Date. The effective date of this Operating Agreement shall be August 30, 2004.
     Section 2.07. Other Instruments. Each Member hereby agrees to execute and deliver to the Company within five (5) days after receipt of a written request therefor such other and further documents and instruments, statements of interest and holdings, designations, powers of attorney and other instruments and to take such other action as the Company deems necessary, useful or appropriate to comply with any laws, rules or regulations as may be necessary to enable the Company to fulfill its responsibilities under this Operating Agreement.
     Section 2.08. Purpose. The purpose and nature of the business of the Company is to engage in any lawful business.
     Section 2.09. Powers of the Company. In furtherance of the purpose of the Company as set forth in Section 2.08, the Company shall have the power and authority to take in its name all actions necessary, useful or appropriate in the Members’ discretion to accomplish its purpose, including, but not limited to, those powers described in Section 7-80-1 of the Law, and the power:

     (a) to conduct its business, carry on its operations and have and exercise the powers granted by the law in any state, territory, district or possession of the United States, or in any foreign country which may be necessary or convenient to effect any or all of the purposes for which it is organized;
     (b) to make contracts and guarantees and to incur liabilities, borrow money at such rates of interest as the Company may determine, issue its notes, bonds and other obligations and secure any of its obligations by mortgage or pledge of all or any part of its property, franchises and income;
     (c) to purchase, take, receive, lease or otherwise acquire, own, hold, improve, use and otherwise deal in and with real or personal property, or interests therein, wherever situated;
     (d) to sell, convey, assign, encumber, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets;
     (e) to purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, governmental district or municipality or of any instrumentality of any of them;
     (f) to lend money for its proper purposes, to invest and reinvest its funds, to take and hold real and personal property for the payment of funds so loaned or invested;
     (g) to sue and be sued, complain and defend, and participate in administrative or other proceedings, in its name;
     (h) to elect the Managers as specifically provided herein and appoint agents of the Company, and define their duties and fix their compensation;
     (i) to make and alter operating agreements, not inconsistent with the Articles of Organization or with the laws of the State of Colorado, for the administration and regulation of its affairs;
     (j) to indemnify a Member, Manager or officer or a former Member, Manager or officer, and to make any other indemnification that is authorized by the Articles of Organization or by this Operating Agreement in accordance with the Law;
     (k) to cease its activities and surrender its certificate of organization;
     (l) to have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Company is organized;
     (m) to become a member of a general partnership, limited partnership, joint venture or similar association or any other limited liability company; and
     (n) to lend money to and otherwise assist the Members and employees of the Company as provided in this Operating Agreement.
ARTICLE III
MEMBERS AND CAPITAL
     Section 3.01. Contributions to Capital. The capital of the Company shall be contributed by the Persons listed on Exhibit A, as initial Members.
     (a) The Managers, in their sole discretion, may, but are not obligated to, make cash contributions to the capital of the Company from time to time.
     (b) The Initial Capital Contributions of each Member to the Company are or shall be as set forth opposite such Member’s name in Exhibit B attached hereto. The Members shall not be obligated to make additional capital contributions to the Company.

     (c) No Member is entitled to the return of all or any part of such Member’s Capital Contribution, except as provided in this Agreement, and no Member shall have the right to bring an action for partition against the Company with respect to the Company assets.
     (d) Except as expressly provided herein under Article IV, the Members shall not receive interest on their cash Capital Contributions subsequent to their admission to the Company.
     (e) Under circumstances requiring a return of any Capital Contribution, no Member shall have the right to receive property other than cash. Except as expressly provided in this Agreement, no Member shall have priority over any other Member with respect to a return of such Member’s Capital Contribution or distributions of Disbursable Cash. Each Member shall look solely to the assets of the Company for the return of such Member’s Capital Contributions, and if the assets of the Company are insufficient to return such Member’s Capital Contributions, such Member shall have no recourse against any other Member or Person for that purpose.
     Section 3.02. Capital Accounts. The Company shall maintain a separate Capital Account for each Member and shall furnish each Member with a statement of such Member’s Capital Account as of the close of each fiscal year. The Capital Account of each Member shall be equal to the sum of such Member’s Capital Contribution increased by (a) any additional payments of Capital Contributions by such Member and (b) Profits and gains allocated to such Member pursuant to Section 4.04. From such Capital Account there shall be deducted (i) the amount of all cash distributions to such Member pursuant to Article IV, and (ii) Losses and deductions allocated to such Member pursuant to Section 4.04 and such Member’s allocable share of any expenditures described in Section 705(a)(2)(b) of the Code, and (iii) the fair market value of any property net of liabilities distributed to such Member. In the event of a distribution of property to a Member, whether in liquidation or otherwise, the Capital Accounts shall be adjusted to reflect the gain or loss which would have been recognized if such property had been sold for its fair market value on the date of distribution. The Capital Accounts shall be further adjusted to the extent required by Treasury Regulation Section 1.704-1.
     Section 3.03. Limited Liability. No Member shall have any personal liability in such Member’s capacity as a Member, whether to the Company, to any of the Members, to the Managers or to the creditors of the Company, for the debts, liabilities, contracts or any other obligations (including any judgments, decrees or orders of a court) of the Company or for any Losses of the Company, except to the extent of such Member’s Capital Contribution, including the Member’s agreement to indemnify another Member who serves as a guarantor of any Company indebtedness as described on Exhibit B hereto, and the principal amount of any irrevocable letter of credit, and undistributed Profits as set forth under the Law. A Member shall be liable only to make such Member’s Capital Contribution and shall not be required to lend any funds to the Company.
     Section 3.04. Additional Shares. The Managers may provide for the issuance of up to a total of 5,000,000 Shares, which Shares may be issued at a price to be determined by the Managers. The Manager may admit as substituted or additional Members those other Persons acquiring Interests represented by the Shares as the Managers may accept pursuant to Article IX, and Exhibit A will be amended to reflect any other Persons as substituted Members. No Member shall have a preemptive right to subscribe for or purchase additional shares.
     Section 3.05. Interests. The Interests in the Company of the Members shall be represented by a Share or Shares (or fractions thereof) held by such Members. Each Member’s respective Shares in the Company is set forth on Exhibit B attached hereto. By their execution of this Operating Agreement, each Member hereby votes and agrees that its votes, consents and actions pursuant to the Articles of Organization, this Operating Agreement and the Law shall be counted and determined as provided in this Operating Agreement. The Members hereby agree that each Share shall entitle the Member possessing such Share:
     (a) to one vote on matters on which the Members may vote under the Articles of Organization, this Operating Agreement and/or the Law; and
     (b) subject to Articles IV and X, to an equal proportionate share based on the number of Shares held by a Member of the Company’s Profits, income, gains, Losses, deductions, credits and Disbursable Cash.
Each Member hereby agrees that such Member’s interest in the Company and in such Member’s Shares shall for all purposes be deemed a personal interest and shall not be deemed realty or any interest in the Company’s real or personal property or assets of any kind.
     Section 3.06. Certificates for Shares.
     (a) The shares of the Company shall be represented by certificates signed by a Manager or the President or a Vice President and the Secretary or Assistant Secretary of the Company, and may be sealed with the seal of the Company or a facsimile thereof. In case any Manager or officer who has signed shall have ceased to be such

Manager or officer before such certificate is issued, it may be issued by the Company with the same effect as if he were such Manager or officer at the date of its issue.
     (b) Each certificate representing shares shall state upon the face thereof (i) the Company is organized under the laws of the State of Colorado, (ii) the name of the person to whom issued, and (iii) the number of shares which such certificate represents..
     (c) No certificate shall be issued for any share until such share is fully paid for.
ARTICLE IV
EXPENSES; ALLOCATIONS AND DISTRIBUTIONS
     Section 4.01. Organizational Expenses. On or as soon as practicable after the Closing Date, the Company shall reimburse the Managers for organizational expenses incurred in connection with the formation and organization of the Company.
     Section 4.02. Operating and Maintenance Expenses. All of the operating and maintenance expenses of the Company, including, among other things, salaries, utilities, improvements, repairs, legal, auditing and accounting expenses and the expenses of preparing and distributing reports to the Members, shall be billed directly to and paid by the Company, unless the Managers requested such services on behalf of the Company in which case the Managers may pay for such services and be reimbursed therefor. Subject to Section 4.01, the Managers or any of their Affiliates shall be reimbursed for actual and allocable expenses incurred for services to the Company, including, among other things, salaries, utilities, improvements, repairs, legal, auditing, accounting, duplicating and other services, and Company reports and communications to the Members.
     Section 4.03. Distributions of Cash. Except upon liquidation pursuant to Section 10.03, the Company shall distribute pro rata to the Members any Disbursable Cash of the Company available in the opinion of the Managers for distribution. The amount and timing of any such distributions will be in the sole discretion of the Managers.
     Section 4.04. Allocation of Profits and Losses.
     (a) Except as otherwise provided in this Agreement, Profits, Losses, gains, deductions and credits for tax and accounting purposes shall be allocated pro rata in accordance with the Members’ then current percentage ownership of shares for such period calculated pursuant to Section 3.05. In a taxable year in which any Member has a Capital Account with a negative balance attributable in whole or part to non-recourse deductions, then, before any other allocations are made under this Section 4.04, the Members whose Capital Accounts have a negative balance shall be allocated gain or income of the Company in an amount sufficient to constitute a minimum gain chargeback as described in Treasury Regulations promulgated under Section 704 of the Code and to the extent a Member has a Capital Account with a negative balance in excess of such Member’s share of minimum gain, such Member shall be allocated gain or income in an amount equal to the excess of such Member’s Capital Account negative balance over such Member’s share of minimum gain.
     (b) In any taxable year in which the Interests of the Members in the Company may change ownership, the Members’ interest in Profits, Losses, gains, deductions and credits or any item thereof and Disbursable Cash shall be determined by taking into account their varying interests during the taxable year as described in Section 706 of the Code and any proposed or final Treasury Regulations promulgated thereunder. In so doing, the Members intend that their varying interests be based upon the number of days of the taxable year each Member owned such Member’s Interests rather than upon the actual results of the Company’s operations; except that the Initial Members shall be deemed to have acquirex their Shares on the date of the initial closing of the Equity Private Placement..
     (c) Except as provided in Section 4.04(d), upon liquidation of the Company pursuant to Section 10.03, all gain recognized by the Company upon the sale of Company property, shall be allocated pro rata in accordance with the Members’ then current ownership of Shares.
     (d) It is the intent of the Members that each Member’s distributive share of Profits, gains, Losses, deductions or credits (or items thereof) shall be determined and allocated in accordance with this Section to the fullest extent permitted by Section 704(b) of the Code. In order to preserve and protect the determination and allocations provided for in this Section 4.04, the Managers are authorized and directed to allocate Profits, gains, Losses, deductions or credits (or items thereof) arising in any year differently than otherwise provided for in this Section if, and to the extent that, allocating Profits, gains, Losses, deductions or credits (or item thereof) in the manner provided for in this Section 4.04 would cause allocations of each Member’s distributive share of Profits, gains, Losses, deductions or credits (or items thereof) not to be permitted by Section 704(b) of the Code and Treasury Regulations promulgated thereunder. Any allocations made pursuant to this Section 4.04(d) shall be deemed to be a complete substitute for any allocation otherwise provided for in this Agreement, and no amendment of this Agreement or approval of any Member shall be required.
     (e) In making any allocation (the “new allocation”) under Section 4.04(d), the Managers are authorized to act only after having been advised by counsel or the accountants for the Company that, under Section 704(b) of the Code and the Treasury Regulations thereunder, (i) the new allocation is necessary, and (ii) the new allocation is the minimum modification of the allocations otherwise provided for in this Section 4.04 necessary to assure that, either in the then current year or in any preceding year, each Member’s distributive share of Profits, gains, Losses, deductions or credits (or items thereof) is determined and allocated in accordance with this Section 4.04 to the fullest extent permitted by Section 704(b) of the Code and the Treasury Regulations thereunder.
ARTICLE V
RIGHTS, POWERS AND DUTIES OF THE MANAGERS
     Section 5.01. Management and Control of the Company.
     (a) Subject to the Consent of the Members where required by this Agreement, the Managers shall have the full and exclusive right to manage and control the business and affairs of the Company and to make all decisions regarding the business and affairs of the Company, including the power to make, alter, amend and revoke contracts and borrow funds. Unless otherwise provided herein, the Managers shall act by majority vote on all matters. The Managers shall each have all of the rights, powers and obligations of a manager as provided under the Law and any other laws of the State of Colorado.
     (b) The management of the Company’s business shall be vested solely in the Managers as set forth in Schedule C. The Managers shall continue as such until the earlier of the date the respective Managers resign or the date of removal by the Members in accordance with the provisions hereof. The management decisions of the Company shall be determined by the Managers. In order to expedite the handling of the Company’s business, (i) any document executed by the Managers while acting in the name and on behalf of the Company shall be deemed to be the action of the Company as to any third parties (including the Members as third parties for such purpose) and (ii) the Managers may appoint officers of the Company pursuant to Article VIII with such powers as specified therein.
     (c) Except as specifically set forth in this Agreement, no Member shall participate in the management of or have any control over the Company’s business. No Member shall have the power to represent, act for, sign for or bind the Company nor shall any Member have the power to represent, act for, sign for or bind the Managers. The Members hereby agree to the exercise by the Managers of the powers conferred by this Agreement.
     (d) Each Manager, as Managers, shall hold office until the Managers withdraws pursuant to the provisions hereof or earlier upon removal as provided in Section 6.02. Any successor Managers or Managers shall hold office until a successor has been elected and qualified.
     (e) The number of Managers shall be not less than one, or more than five.
     Section 5.02. Authority of the Managers.
     (a) In addition to any other rights and powers which the Managers may possess under this Agreement and the Law, the Managers shall, except to the extent otherwise provided herein, have all specific rights and powers required or appropriate to its management of the Company business which, by way of illustration but not by way of limitation, may include the following rights and powers:
     (i) to execute, in furtherance of any and all of the purposes of the Company, any and all agreements, contracts, documents, certifications, deeds, mortgages, deeds of trust, bills of sale and other instruments deemed by the Managers to be necessary or convenient in connection with the construction, development, maintenance and operation of the alcohol monitoring equipment and the business of the Company;
     (ii) to protect and preserve the title and interest of the Company with respect to the assets of the Company, to collect all amounts due to the Company, and otherwise to enforce all rights of the Company, and in that connection to retain counsel and institute such suits or proceedings, in the name and on behalf of the Company, or, if the Managers shall so determine, in the name of the Members;

     (iii) to the extent that funds of the Company are available, to pay all debts and obligations of the Company and to make all distributions periodically to the Members, out of the Company account and in accordance with the provisions of this Agreement;
     (iv) to advance funds or to borrow funds on behalf of the Company for maintaining Company operations and to guarantee the repayment of such borrowed funds;
     (v) to purchase, at the expense of the Company, liability and other insurance to protect the Company properties and business;
     (vi) on behalf of the Company, to engage such firm of independent certified public accountants as is selected by the Managers;
     (vii) to open and maintain Company accounts on behalf of the Company with any bank in the United States having assets in excess of $10,000,000 and to designate and change signatories on such accounts, provided that the funds of the Company may not be commingled with funds owned by or held on behalf of the Managers or any partnership or other entity in which they have an interest;
     (viii) to invest such funds as are temporarily not required for investment in the business of the Company, including the Company’s working capital, in U.S. obligations and insured financial institutions; and
     (ix) act as fiscal agent for the Company, maintaining books and records and providing reports to the Members regarding the financial and operational status of the Company’s business.
     (b) Any Person dealing with the Company or the Managers may rely upon a certificate signed by the Managers, thereunto duly authorized, as to:
     (i) the identity of any Managers or any Member;
     (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by a Managers or which are in any other manner germane to the affairs of the Company;
     (iii) the Persons who are authorized to execute and deliver any instrument or document on behalf of the Company; or
     (iv) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or any Member.
     Section 5.03. Restrictions on the Authority of the Managers. Without the Consent of all the Members, the Managers shall not have the authority to:
     (a) do any act in contravention of this Agreement;
     (b) do any act which would make it impossible to carry on the ordinary business of the Company;
     (c) confess a judgment against the Company;
     (d) possess Company property or assign its rights in specific Company property for other than a Company purpose;
     (e) admit a Person as a Manager, except as provided in this Agreement;
     (f) admit a Person as a Member, except as provided in this Agreement;
     (g) continue the business of the Company upon Incapacity of the Managers, except as provided in this Agreement;
     (h) except as otherwise expressly provided herein, lease, sell, abandon or otherwise dispose of at any one time all or substantially all of the assets of the Company; or

     (i) elect to dissolve the Company, except as provided in this Agreement.
     Section 5.04. Duties and Obligations of the Managers.
     (a) The Managers shall use their best efforts to take all actions that may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the Law and for the acquisition and holding of the Company assets, in accordance with the provisions of this Agreement and applicable laws and regulations.
     (b) The Managers shall devote to the Company such time as shall be necessary to conduct the business and affairs of the Company.
     (c) The Managers shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Company and shall not employ or permit another to employ such funds or assets in any manner, except for the exclusive benefit of the Company. Except as so provided, the Company’s funds shall not be commingled with the funds of any other Person.
     (d) The Managers shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) all federal state and local tax returns required to be filed by the Company. The Managers shall, to the extent that Company funds are available, cause the Company to pay any taxes payable by the Company.
     Section 5.05. Compensation of the Managers and Reimbursement of Expenses.
     (a) Except as provided in this Agreement, unless otherwise determined by the Managers, the Managers shall not, in their capacity as Managers, receive any salary or fees from the Company.
     (b) The expenses to be paid by the Company shall include, but not be limited to: (i) all costs of personnel employed or retained by the Company and involved in the business of the Company; (ii) all costs of borrowed money, taxes and assessments on the Company properties and other taxes applicable to the Company; (iii) legal, audit, accounting and other fees; (iv) recording of documents relating to the issuance of or evidencing ownership of the Company Interests or in connection with the business of the Company; (v) all costs of finalizing any patents on alcohol monitoring equipment or processes, whether applied for currently or not, and whether in the United States or any other country; (vi) the cost of insurance as required in connection with the business of the Company; (vii) expenses of organizing, revising, amending, converting, modifying or terminating the Company; (viii) costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Company; and (ix) the cost of preparation and dissemination of the informational material and documentation relating to potential sale, refinancing or other disposition of the Company property.
     (c) The Company may pay to any Member or Person a salary or fees as compensation for their services rendered to the Company. Such salary or fees shall be treated as an expense of the Company and shall not be deemed to constitute distributions to the recipient of any Profit, Loss or capital of the Company.
     (d) Each Managers shall be reimbursed for the actual and reasonable expenses incurred by the Manager in representing the Company.
     Section 5.06. Other Businesses of Members. Any Member or Manager and any Affiliate of any Member or Manager may engage in or possess any interest in other business ventures of any kind, nature or description, independently or with others. Neither the Company nor any Member by virtue of such Member’s status as a Member shall have any rights or obligations in or to such ventures or the profits or losses derived therefrom. Except for Members who are employees or officers of the Company, such ventures may be in direct or indirect competition with the business of the Company.
     Section 5.07. Presentation of Tax Status. The Managers shall have the right (upon notice to all Members but without the Consent of any Member) to take such steps as the Managers determine are advisable or necessary in order to preserve the tax status of the Company as a partnership for federal income tax purposes.
     Section 5.08. Regular Meetings. A regular meeting of the Managers shall be held without the requirements of any other notice immediately after, and at the same place as, an annual meeting of the Members. The Managers may provide, by resolution, the time and place, either within or without the State of Colorado, for the holding of additional regular meetings without other notice than such resolution.

     Section 5.09. Special Meetings. Special meetings of the Managers may be called by or at the request of any Manager. The person or persons calling the special meetings of the Managers may fix any place, either within or without the State of Colorado, as the place for holding any special meeting of the Managers. Written notice of any special meeting of the Managers shall be given to the Managers, at least 24 hours prior to the meeting. The Managers may waive notice of any meeting. The attendance of the Managers at any meeting shall constitute a waiver of notice of such meeting, except where the Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Managers need be specified in the notice or waiver of notice of such meeting. When any notice is required to be given to the Managers, a waiver thereof in writing signed by the Managers, whether before, at, or after the time stated therein, shall constitute the giving of such notice.
     Section 5.10. Quorum. A quorum of the Managers consists of a majority of the number of Managers specified in, or fixed in accordance with, this Agreement. If a quorum is present when a vote is taken, the affirmative vote of a majority of Managers present is the act of the Managers.
     Section 5.11. Action by Managers without a Meeting. Any action required or permitted to be taken at a Manager’s meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by all the Managers. Any such action taken shall be effective when all consents have been delivered to the company, unless the consent specifies a later effective date.
     Section 5.12. Telephone Meetings. Any Manager may participate in a meeting of the Managers by means of communication by which all persons participating in the meeting can hear each other during the meeting. A Manager participating in a meeting by this means is deemed to be present in person at the meeting.
ARTICLE VI
WITHDRAWAL OR REMOVAL OF THE MANAGERS
     Section 6.01. Voluntary Withdrawal of the Managers; Other Matters.
     (a) Each Manager may withdraw as Manager upon giving Notification no less than 30 days prior to such proposed withdrawal to all Members that it proposes to withdraw. The remaining Managers may accept such withdrawal effective on any date agreed to by them, including a date less than 30 days after receipt of the withdrawal notice. Upon any such withdrawal, the remaining Managers shall appoint a successor Manager. In the event there are no remaining Managers, each Member shall have the right to propose a successor Managers, and the successor Manager or Members shall be elected by more than 50% in Interest of the Members.
     (b) Any Manager who has withdrawn pursuant to this Section 6.01 shall cooperate fully with the successor Managers so that the responsibilities of the withdrawn Manager may be transferred to the successor Manager with as little disruption to the business and affairs of the Company as practicable.
     (d) For all purposes hereunder and under the Law, each Member hereby Consents to the admission of any Person as an additional or successor Manager, who has been appointed by the remaining Managers, or whose admission as such has been expressly agreed to by more than 78% in Interest of the Members, prior to such admission, and no further express Consent or approval shall be required.
     Section 6.02. Removal of the Managers.
     (a) A Manager may be removed as Manager by the Consent of more than 75% in Interest of the Members for the following reasons:
     (i) immediately, without notice, in the event of conclusive evidence of gross negligence or dishonesty in the performance of the duties of the Managers; and
     (ii) upon 30 days’ prior written notice, if not cured within such time, of a material breach by the Manager of this Agreement
     (b) If a Manager is removed as Manager pursuant to this Section 6.02,
     (i) except as provided in Section 6.05, the removed Manager shall be released from all obligations under this Agreement by instruments in form and substance satisfactory to the removed Manager whose approval thereof shall not be unreasonably withheld;

     (ii) if requested by the removed Manager, the Capital Contribution, if any, of the removed Manager, reduced by any amounts received by such Manager pursuant to interests in the Profits, Disbursable Cash or amounts paid it from proceeds received by the Company pursuant to the sale or refinancing or other disposition Company assets, shall be returned to it; and
     (iii) all amounts advanced to the Company, if any, by the removed Managing Member, together with interest thereon, shall have been paid in full.
     (c) If a sole Manager is removed as Manager pursuant to this Section 6.02 or if a sole Manager withdraws pursuant to Section 6.01, the Company shall be dissolved, unless, prior to the date upon which such removal or withdrawal is to be effective, a majority of the Members shall have given their Consent to the continuation of the business of the Company and to the appointment of a successor Manager.
     Section 6.03. Payment of Interest. All amounts, if any, to be paid to the withdrawing or removed Manager pursuant to Section 6.02 shall be paid on or before the date on which the withdrawal or removal is effective and, pursuant to the Law and this Agreement, within a reasonable time (but no more than 45 days after the appraisal referred to below) after withdrawal or removal such Manager shall receive the fair market value of the Manager’s interest in the Company with respect to its Shares as of the date of withdrawal or removal based upon the Manager’s right to share in distributions from the Company; provided, however, that in the event the immediate payment in cash would cause the Company to be insolvent or to be unable to meet its reasonably foreseeable cash requirements, the Company may deliver its promissory note for such amounts, secured by a lien upon the assets of the Company, providing for interest at the rate of 8% per annum, and providing for monthly payments of principal and accrued interest in an amount sufficient to amortize the principal amount of such promissory note in no more than five years. The fair market value of the withdrawing or removed Manager’s Interest in Shares will be determined by agreement of the withdrawing or removed Manager and the Company, or, if they cannot agree, at a price equal to the average appraised value determined by three independent recognized appraisers, one of which shall be selected by the withdrawing or removed Manager, one by the Company (acting through the remaining Mangers, or if no Mangers remain, with the consent of more than 50% in Interest of the Members), and the third of which shall be selected by the first two appraisers. The Company and the withdrawing or removed Manager may agree to use one appraiser selected by them jointly. The expense of the appraisers will be borne equally by the withdrawing or removed Manager and the Company.
     Section 6.04. Admission of Successor Managers.
     (a) The admission of any successor Manager shall be effective only if and after the following conditions are satisfied:
     (i) the designation of such Person as a successor Manager shall occur, and for all purposes shall be deemed to have occurred, prior to the withdrawal pursuant to Section 6.01 or removal pursuant to Section 6.02 of the Manager, and the assumption of the duties and obligations of such Manager in the Company shall be effective at the time of the withdrawal pursuant to Section 6.01 or removal pursuant to Section 6.02; and
     (ii) any Person designated as a successor Manager pursuant to Section 6.01 or 6.02 shall have satisfied the requirements of Section 12.04.
     (b) Except as provided in Section 6.02, the Manager’s Interest in Shares, shall at all times be subject to the restrictions on transfer set forth in this Agreement.
     Section 6.05. Liability of a Removed or Withdrawn Manager. A Manager who shall withdraw or be removed from the Company shall not be responsible for any obligations incurred by the Company from and after the time such withdrawal or removal shall have become effective.
     Section 6.06. Incapacity of the Managers. In the event of the Incapacity of all of the Managers, the Company shall be dissolved, unless the Members shall provide for a successor Manager and otherwise comply with the provisions of Sections 6.02 and 6.03.
     Section 6.07. Manager’s Interest Upon Incapacity, Withdrawal or Removal. Upon the Incapacity, withdrawal, resignation or removal (unless the provisions of Section 6.02(b) have not been complied within 60 days) of a Manager, such Manager shall immediately cease to be a Manager. Such termination shall not affect any rights or liabilities of the Incapacitated, withdrawn, removed or terminated Manager as a Member.

ARTICLE VII
RIGHTS AND POWERS OF MEMBERS
     Section 7.01. Admission of New Members. A person may be admitted as an additional or substitute Member only upon the written consent of the Managers and otherwise satisfying any applicable requirements set forth in Article IX.
     Section 7.02. Powers of Members. Except as otherwise expressly provided herein, the powers of the Members shall include but not be limited to, with the Consent of at least 50% in Interest of the Members;
     (a) the power to approve the sale, exchange or other disposition of substantially all of the Company’s property when such sale, exchange or other disposition is, or is part of, a single transaction or plan; and
     (b) except as otherwise expressly provided herein, the power to dissolve the Company.
     Section 7.03. Transactions Between a Member or Manager and the Company. Except as otherwise provided by applicable law, any Member or a Manager may, but shall not be obligated to, lend money to the Company, act as surety for the Company and transact other business with the Company and has the same rights and obligations when transacting business with the Company as a person or entity who is not a Member or a Manager.
     Section 7.04. Nonrestriction of Business Pursuits of Members and Managers. Subject to the provisions of Section 5.06 hereof, this Agreement shall not preclude or limit in any respect the right of any Member to engage in or invest in any business activity of any nature or description, including those which may be the same as or similar to the Company’s business and in direct competition therewith. Any such activity may be engaged in independently or with other Members. Except as provided in Section 5.06 hereof, no Member shall have the right, by virtue of the Articles of Organization, this Agreement or the relationship created hereby, to any interest in such other ventures or activities, or to the income or proceeds derived therefrom. The pursuit of such ventures, even if competitive with the business of the Company, shall not be deemed wrongful or improper and any Member shall have the right to participate in or to recommend to others any investment opportunity.
     Section 7.05. Partition. While the Company remains in existence, each Member agrees and waives its rights to have any Company property partitioned, or to file a complaint or to institute any suit, action or proceeding at law or in equity to have any Company property partitioned, and each Member, on behalf of itself, its successors and its assigns hereby waives any such right. Furthermore, each Member agrees that this Section may be pleaded as a bar to the maintenance of such action. A violation of this provision shall entitle the Company to personally collect, from the Member violating the same, the actual attorney’s fees, costs and other damages the Company incurs in connection therewith.
     Section 7.06. Resignations; Retirement. A Member may not resign from the Company unless: (a) such Member has contributed the full amount of money or other consideration which constitutes such Member’s Capital Contribution as set forth on Exhibit B hereto; and (b) following the Member’s resignation, there is at least one (1) remaining Member of the Company. The Company may recover damages for breach of this Section 7.06 if any Member violates this Section 7.06 and may offset the Company’s damages against any amount owed to a resigning Member for distributions.
     Section 7.07. Indemnification of Members and Managers.
     (a) No Manager of the Company shall be personally liable to the Company or its Members for monetary damages for breach of fiduciary duty as a Manager, except as to liability (i) for any breach of the care as set forth in the Law (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the Managers derived any improper personal benefit. If Colorado law hereafter is amended to eliminate or limit further the liability of a Managers, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each Managers shall be eliminated or limited to the fullest extent provided or permitted by the amended Law. Any repeal or modification of this Section 7.07(a) shall not adversely affect any right or protection of a Managers under this Section 7.07(a), as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Section 7.07(a), prior to such repeal or modification.
     (b) The Company shall, to the fullest extent permitted by Colorado law as in effect from time to time, indemnify any Person against all liability and expense (including attorneys’ fees) incurred by reason of the fact that such Person is or was a Manager, Member, officer, employee, or agent of the Company or, while serving as a Manager, Member, officer, employee, or agent of the Company, such Person is or was serving at the request of the Company as a Manager or Member, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys’ fees) incurred in defending an action, suit, or proceeding may be paid by the Company in advance of the final disposition of such action, suit, or proceeding to the full extent and under the circumstances permitted by

Colorado law as determined by the Managers. The Company may purchase and maintain insurance on behalf of any Person who is or was a Manager, Member, officer, employee, or agent of the Company against any liability asserted against and incurred by such Person in any such capacity or arising out of such Person’s position, whether or not the Company would have the power to indemnify against such liability under the provisions of this Section 7.07(b). The indemnification provided by this Section 7.07(b) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under this Agreement or Articles of Organization, any agreement, vote of Members or disinterested Managers, statute or otherwise, and shall inure to the benefit of their heirs, successors, executors, and administrators. The provisions of this Section 7.07(b) shall not be deemed to preclude the Company from indemnifying other Persons from similar or other expenses and liabilities as the Managers or Members may determine in a specific instance or by resolution of general application.
     (c) The Company shall have authority, to the fullest extent now or hereafter permitted by the Law, or by any other applicable law, to enter into any contract or transaction with one or more of its Managers, or with any corporation, partnership, joint venture, trust, association, or other entity in which one or more of its Managers are directors or officers, or have a financial interest, notwithstanding such relationships and notwithstanding the fact that the Managers is present at or participates in the meeting of the Manager’s or committee thereof which authorizes the contract or transaction.
     Section 7.08. Indemnification of Heirs, Executors and Administrators. The indemnification provided by this Article shall continue as to a Person who has ceased to be a Managers or Member and shall inure to the benefit of the heirs, executors and administrators of such a Person.
ARTICLE VIII
OFFICERS
     Section 8.01. Officers. If the Managers determine to elect officers, the officers of the Company may be elected by the Managers and shall include a President and a Secretary. The Managers may elect one person to be Chairman and one to be Vice Chairman. The Managers may also elect a Treasurer and/or one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person.
     Section 8.02. Election of Officers. The Managers, at their first meeting, shall, if they so elect, elect a President and a Secretary. The Managers may appoint such other officers and agents as they shall deem appropriate who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Managers.
     Section 8.03. Compensation of Officers. The salaries of all officers and agents of the Company shall be fixed by the Managers.
     Section 8.04. Term of Office. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Managers may be removed at any time by the Managers. Any vacancy occurring in any office of the Company shall be filled by the Managers.
     Section 8.05. Duties of Chairman. The Chairman, if any, shall preside at all meetings of the Managers and Members at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Manager and as may be provided by law.
     Section 8.06. Duties of Vice-Chairman. In the absence of the Chairman, the Vice Chairman, if any, shall preside at all meetings of the Managers and Members at which he shall be present. He shall have and may exercise such powers as are, from time to time, assigned to him by the Managers and as may be provided by law.
     Section 8.07. Duties of President. The President shall be the chief executive officer of the Company, and in the absence of the Chairman and Vice Chairman shall preside at all meetings of the Members. He shall have general and active management of the day to day business and affairs of the Company and shall see that all orders and resolutions of the Managers are carried into effect. The President shall execute bonds, mortgages and other contracts except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Managers to some other officer or agent of the Company.
     Section 8.08. Duties of Vice-President. If specifically authorized and directed by the Managers, the Vice President, if any, (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Managers, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall perform such other duties and have such other powers as the President or the Managers may from time to time prescribe.

     Section 8.09. Duties of Secretary. The Secretary shall attend all meetings of the Members and record all the proceedings of the meetings of the Members in a book to be kept for that purpose. He shall give, or cause to be given, notice of all meetings of the Members and special meetings of the Members, and shall perform such other duties as may be prescribed by the Managers or President.
     Section 8.10. Duties of Assistant Secretary. The Assistant Secretary, or, if there be more than one, the Assistant Secretaries in the order determined by the Managers (or if there be no such determination, then in the order of their election), shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the Managers, President or Secretary may from time to time prescribe.
     Section 8.11. Duties of Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Managers. The Treasurer shall disburse the funds of the Company as may be ordered by the Managers, taking proper vouchers for such disbursements, and shall render to the President and the Manager, at its regular meetings, or when the Managers so require, an account of all his transactions as Treasurer and of the financial condition of the Company. If required by the Managers, the Treasurer shall give the Company a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Managers for the faithful performance of the duties of his office and for the restoration to the Company, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Company.
     Section 8.12. Duties of Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Managers (or if there be no such determination, then in the order of their election) shall if specifically authorized and directed by the Managers or the President, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Managers may from time to time prescribe.
     Section 8.13. Indemnification of Officers.
     (a) No Officer shall be liable, responsible or accountable in damages or otherwise to the Company or any of the Members for any act or omission performed or omitted by the Officer in good faith and in a manner reasonably believed by it to be within the scope of the authority granted to it by this Agreement and in the best interests of the Company; provided, that the Officer’s conduct did not constitute misconduct in the performance of its fiduciary duty to the Company.
     (b) In any threatened, pending or completed action, suit or proceeding to which any of the Officer was or is a party or is threatened to be made a party by reason of the fact that it is or was an Officer of the Company (other than an action by or in the right of the Company) involving an alleged cause of action for damages arising from the performance of his duties or obligations under this Agreement, the Company shall indemnify each of the Officers against expenses, including attorneys’ fees, judgments and amounts paid in settlement actually and reasonably incurred by it in connection with such action, suit or proceeding if it had determined, in good faith, that such course of conduct was in the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Officer shall have been finally adjudged to be liable for negligence or misconduct in the performance of its fiduciary duty to the Company by a court of competent jurisdiction. The termination of any action, suit or proceeding by judgment, order or settlement shall not, of itself, create a presumption that the Officer did not act in good faith and in a manner which it reasonably believed to be in or not opposed to the best interests of the Company.
     (c) In any threatened, pending or completed action or suit by or in the right of the Company, to which an Officer was or is a party or is threatened to be made a party, involving an alleged cause of action by a Member or Members for damages arising from the activities of the Officers in the performance of management of the internal affairs of the Company as prescribed by this Agreement, or by the Law, or both, the Company shall indemnify the Officers against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense or settlement of such action or suit if it acted in good faith and in a manner it reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification shall be made in respect of any claim, issue or matter as to which any of the Officers shall have been finally adjudged to be liable for negligence or misconduct in the performance of its fiduciary duty to the Company by a court of competent jurisdiction.

ARTICLE IX
TRANSFERABILITY OF A MEMBER’S INTEREST
     Section 9.01. Restrictions on Transfers of a Member’s Interest.
     (a) No Member shall have a right to withdraw or retire from the Company, except in connection with a dissolution of the Company or as otherwise provided for in this Agreement, nor shall any Member have a right upon any withdrawal to receive any value for such Member’s interest, except as set forth in this Agreement. A Member’s Interest may be transferred upon the death or incapacity of that Member or by operation of law or as provided in Subsection 9.01(e) below without the written consent of the Managers, provided that the transfer is accompanied by a written instrument satisfactory in form to the Managers, accompanied by such assurance of the genuineness and effectiveness of each signature and evidence of any necessary governmental or other approvals as may be reasonably required by the Managers.
     (b) No assignee shall have the right to become a substituted Member in place of his assignor unless the Managers have consented in writing to the substitution, which consent shall not be unreasonably withheld, and such assignee shall have satisfied the requirements of Section 12.04(d). Notwithstanding the prior sentence but except as provided in Section 9.02, the consent of the Managers shall not be unreasonably withheld if the assignment is a gift or an estate planning transfer to a family member, spouse or estate planning entity of the transferring Member. In addition, the assignee must satisfy the suitability standards for original investors and such transfer must not violate the exemption from registration of the Shares under the Securities Act of 1933, as amended. The effective date of assignments recognized by the Managers shall be the day on which the Managers have consented in writing to the assignment. The Company shall amend Exhibits A and B attached hereto and file such amendment within 30 days of the substitution of any Member.
     (c) The transferor will pay in advance all legal, recording and accounting costs in connection with any transfer, and the cost of any tax advice, upon which the Managers may condition its approval of such transfer. The purchaser, transferee or assignee must represent in writing that he is acquiring the Interest of the transferring Member for his own account for investment.
     (d) Any assignment, transfer, hypothecation or sale in violation of any provision hereto shall be void ab initio.
     Section 9.02. Restrictions on Transfers. No Interest may be sold, assigned, exchanged or otherwise disposed of if such Interest, when added to the total of all other Interests sold, assigned, exchanged or otherwise disposed of within the period of 12 consecutive months prior to the proposed date of sale, assignment, exchange or disposition, would in the opinion of counsel for the Company result in the termination of the Company under Section 708 of the Code. No assignment, exchange or disposition may be made if such assignment, exchange or disposition, in the opinion of counsel for the Company or the Managers, would result in the Company being considered as association taxable as a corporation. Furthermore, the transferring Member, at such Member’s expense, must satisfy the Managers that the transfer or assignment will not violate applicable securities laws.
     Section 9.03. Incapacity of Members. If a Member becomes Incapacitated, his or its guardian or conservator, or the trustee or receiver of such Member’s estate, shall have all the rights and obligations of a Member, as the case may be, for the purpose of settling or managing such Member’s estate and such power as the Incapacitated Member possessed to assign such Member’s Interests and to join with such assignee in satisfying conditions precedent to such assignee becoming a substituted Member. The Incapacity of a Member shall not dissolve the Company.
     Section 9.04. Survival of Liabilities. It is expressly understood and agreed that the transfer of a Member’s Interest, even if it results in the substitution of the transferee, pledgee or assignee as a Member herein shall not release the transferor, pledgor or assignor from any liabilities to the Company which existed at the time of such transfer to the extent such transferor, pledgor or assignor was liable therefor.
ARTICLE X
DISSOLUTION; CONVERSION
     Section 10.01. Dissolution. The Company shall be dissolved and its affairs wound up upon the first to occur of the following events:
     (a) the withdrawal, resignation or Incapacity of all of the Managers without the admission of a successor Manager in compliance with the provisions hereof;

     (b) the removal of all of the Managers without the admission of a successor Manager in compliance with the provisions of Section 6.02(c); or
     (c) the sale or other disposition of all of the assets of the Company.
     Section 10.02. Effect of Dissolution. Upon dissolution, the Company shall cease carrying on as distinguished from the winding up of the Company business, but the Company is not terminated, but continues until the winding up of the affairs of the Company is completed and the Certificate of Dissolution has be issued by the Colorado Secretary of State.
     Section 10.03. Procedure in Dissolution and Liquidation.
     (a) Upon dissolution of the Company pursuant to Section 10.02 hereof, the Managers shall immediately commence to wind up its affairs and the Managers shall proceed with reasonable promptness to liquidate the business of the Company.
     (b) During the period of the winding up of the affairs of the Company, the rights and obligations of the Managers set forth herein with respect to the management of the Company shall continue. For purposes of winding up, the Managers shall continue to act as such and shall make all decisions relating to the conduct of any business or operations during the winding up period and to the sale or other disposition of Company assets.
     (c) Net income and net loss of the Company following the date of dissolution shall be determined in accordance with the provisions of this Agreement and shall be credited or charged to the Capital Accounts of each Member in the same manner as profits of the Company would have been credited or charged if there were no termination, dissolution and liquidation.
     (d) The assets of the Company shall be applied or distributed in liquidation in the following order of priority:
     (i) in payment of debts and obligations of the Company owed to third parties, which shall include any Member or its affiliate as the holder of any secured loan;
     (ii) in payment of debts and obligations of the Company to the Members; and
     (iii) to the Members in accordance with the balances remaining in the Members’ Capital Account.
     While a deficit balance in a Capital Account shall reduce such Member’s right to a return of capital of the Company, a deficit balance shall not constitute an obligation of that Member to the Company to repay the amount of such deficit balance.
     (e) Every reasonable effort shall be made to dispose of the assets of the Company so that the distribution may be made to the Members in cash. If at the time of the dissolution of the Company, the Company owns any assets in the form of work in progress, notes, deeds of trust or other non-cash assets, such assets, if any, shall be distributed in kind to the Members, in lieu of cash, proportionately to their right to receive the assets of the Company on an equitable basis reflecting the net fair market value of the assets so distributed.
     Section 10.04. Conversion to Corporate Form; Public Offering.
     (a) The Members hereby acknowledge and agree that the Managers may approve a restructuring of the legal status and capital structure of the Company in the future in order to facilitate a public offering of securities by a corporate entity that, immediately after such restructuring, shall own, directly or indirectly, 100% of the property and business of the Company and its subsidiaries (the “IPO Entity”), that such restructuring will result in the direct or indirect conversion of the Shares of the Company into capital stock of the IPO Entity and that the decision to convert to corporate form and the form of such restructuring, including, without limitation, by merger, shall be at the sole discretion of the Managers, with the Members having no vote or veto power with respect to any such conversion.
     (b) Subject to the foregoing, the Managers may, without the consent of the Members, in order to facilitate a public offering of securities of the IPO Entity, cause the Company to incorporate its business or any portion thereof, or require the holders of Shares to transfer Shares to a newly-formed corporation as successor to the Company in exchange for common stock of said corporation, including, without limitation, in a transaction resulting in a dissolution of the Company pursuant to Article X of this Agreement, and, in connection therewith, each Member hereby expressly agrees to any such dissolution of the Company and the transfer of its Shares in accordance with the terms of the exchange as provided by the Managers.
     (c) The Members hereby acknowledge and agree that it is the intention of the Members that each member shall receive common stock in the IPO Entity of equivalent economic value to the Shares exchanged therefore immediately prior to any restructuring under this Section 10.04, that such exchange shall be contingent upon consummation of a public offering of securities by the IPO Entity, and that no consideration will be required from the Members for the shares of stock that they receive in the IPO Entity in exchange for their Shares.
ARTICLE XI
BOOKS AND RECORDS; ACCOUNTING; TAX ELECTIONS
     Section 11.01. Books and Records. Except as provided in Section 2.02(c), the books and records of the Company and this Agreement together with all amendments hereto, shall be maintained by the Managers at the principal office of the Company or at such other location designated from time to time by the Managers. The books and records shall be available for examination by any Member or his duly authorized representative at any reasonable time during normal business hours.
     Section 11.02. Reports. On or prior to March 15 of each year beginning in 2003, the Managers shall cause the Company to send to each Member who was a Member at any time during the immediately preceding fiscal year, a report containing the following information: a balance sheet, statement of income, statement of the Company equity and statement of changes in financial condition in respect of such year all prepared in accordance with generally accepted accounting principles. The Managers will send, not later than March 15 next following the end of each fiscal year, to each Person who was a Member at any time during the fiscal year such tax information as shall be necessary for the preparation by such Member of such Member’s federal and state income tax returns. In addition, within 30 days of each March 31, June 30, September 30 and December 30, commencing March 31, 2003, the Managers may, but are not required to, send to each Member an informal status report on the then current operations of the Company, including relevant financial information, status of construction and promotional activities.
     Section 11.03. Accounting Basis for Reporting Purposes; Fiscal Year. The books and records of the Company for financial reporting purposes and for the purpose of reports to the Members will be kept on an accrual basis in accordance with generally accepted accounting principles. The Managers will cause the income tax returns of the Company to be prepared on the accrual basis of accounting. The fiscal year of the Company shall be the calendar year.
     Section 11.04. Bank Accounts. The Managers shall maintain a Company bank account and withdrawals shall be made only in the regular course of the Company business on such signature or signatures as the Managers may determine. Any funds of the Company may be invested temporarily on behalf of the Company in interest-bearing accounts or invested in U.S. obligations or insured financial institutions.
     Section 11.05. Designation of Tax Matters Member. One of the Managers or their successors shall be designated the “Tax Matters Partner” for the purposes of the Code. Mr. Chris Sapyta shall be designated as the initial “Tax Matters Partner.” The Managers may designate another Manager as the Tax Manager Partner to succeed Mr. Sapyta.
     Section 11.06. Expenses of Tax Matters Partner. The Company shall indemnify and reimburse the Tax Matters Partner for all expenses, including legal and accounting fees, claims, liabilities, losses and damages incurred in connection with any administrative or judicial proceeding with respect to the tax liability of the Members. The payment of all such expenses shall be made before any distributions are made from Disbursable Cash. Neither the Managers nor any other Person shall have any obligation to provide funds for such purposes. The taking of any action and the incurring of any expense by the Tax Matters Partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole discretion of the Tax Matters Partner and the provisions on limitations of liability of the Managers and indemnification set forth in Section 7.07 of this Agreement shall be fully applicable to the Tax Matters Partner in its capacity as such.
     Section 11.07. Elections. The Managers may cause the Company to make all elections required or permitted to be made by the Company under the Code and not otherwise expressly provided for in this Agreement or the Memorandum as the Managers believes will be most advantageous to a majority in Interest of the Members.
ARTICLE XII
AMENDMENTS
     Section 12.01. Proposal and Adoption of Amendments Generally. This Agreement may be amended by the Managers without the approval of the Members to cure any ambiguity, to correct or supplement any provision of this Agreement which may be inconsistent with any other provision of this Agreement, or to make provisions which will not be inconsistent with the provisions of this Agreement, or to add to the representations, duties or obligations of the Managers, or to surrender any right or power granted to the Managers herein, for the benefit of the Members.
     Section 12.02. Other Amendments. The Managers or the Members owning Interests representing 25% or more of the Shares then outstanding may submit to the Members the text of any proposed amendment to this Agreement, the proposed effective date thereof, and a statement of the purpose of such amendment. The Managers may include a statement of its views with respect to the proposed amendment. Except as provided in Sections 7.02 and 12.03, such amendment shall be adopted if it has been Consented to by the Members owning Interests representing 50% or more of the Shares then outstanding.
     Section 12.03. Restrictions on Power to Amend. No amendment shall be made to this Agreement which would:
     (a) modify the limited liability or enlarge the obligations or reduce the number of Interests of any Member under this Agreement without the Consent of such Member;
     (b) diminish the rights or benefits to which the Managers are entitled under this Agreement without the Consent of the Managers;
     (c) modify the provisions of Article IV without the Consent of each Member;
     (d) amend the provisions of Article VI without the Consent of the Managers; or
     (e) amend Section 5.03, this Article XII or Section 13.02 without the Consent of all Members.

     Section 12.04. Amendments on Admission or Withdrawal of Members.
     (a) If this Agreement is amended to reflect the admission or substitution of a Member, such amendment shall be signed by the Managers.
     (b) If this Agreement is amended to reflect the admission of successor Managers, such amendment shall be signed by the prior Managers and/or such successor Managers.
     (c) If this Agreement is amended to reflect the removal, withdrawal or Incapacity of the Managers and the continuation of the business of the Company, such amendment shall be signed by the remaining or successor Managers.
     (d) No Person shall become a Member unless such Person shall have:
     (i) adopted and agreed to all of the terms and conditions of, this Agreement;
     (ii) if such Person is a corporation or other entity, provided to the Managers evidence satisfactory to counsel for the Company of such Person’s authority to become a Member under the terms and provisions of this Agreement; and
     (iii) paid all reasonable expenses and legal fees of the Company and the Managers in connection with such Person becoming a Member.
     (e) If a person pursuant to the terms of this Section or elsewhere in this Agreement does not become a member, then that person shall be treated as an unadmitted assignee and shall, except for the right to participate as a voting member, be considered an owner of an Interest in the Company.
ARTICLE XIII
CONSENTS, VOTING AND MEETINGS
     Section 13.01. Method of Giving Consent. Any Consent required by this Agreement may be given as follows:
     (a) by a written Consent given by the consenting Member at or prior to the doing of the act or thing for which the Consent is solicited, provided that such Consent shall not have been nullified by either:
     (i) Notification to the Managers by the consenting Member at or prior to the time of, or the negative vote by such consenting Member at any meeting held to consider the doing of such act or thing, or
     (ii) Notification to the Managers by the consenting Member prior to the doing of any act or thing, the doing of which is not subject to approval of such meeting; or
     (b) by the affirmative vote of the consenting Member to the doing of the act or thing for which the Consent is solicited at any meeting called and held pursuant to Section 13.03 to consider the doing of such act or thing.
     Section 13.02. Voting Rights. A Member shall be entitled to cast one vote for each Share which such Member owns and a fractional vote for each fractional Share which such Member owns: (a) at a meeting, in person or by written proxy, or (b) without a meeting, by a signed writing directing the manner in which such Member desires that such Member’s vote be cast, which writing must be received by the Managers prior to the date upon which the votes of Members are to be counted.
     Section 13.03. Meetings of Members. Any matter requiring the Consent of all or any of the Members pursuant to this Agreement may be considered at a meeting of the Members held not less than 10 nor more than 60 days after Notification thereof shall have been given by the Managers to all Members. Notification may be given by any Manager at any time and shall be given by the Managers within 10 days after receipt by the Managers of a request for such meeting by the Members owning at least 25% in Interest. Any such Notification shall state briefly the purpose, item and place of the meeting. Such meeting shall be held either at the principal office of the Company or such other location as shall be specified by the Managers or by the requesting Members. Members may attend such meetings in person or by proxy.
     Section 13.04. Submissions to Members. The Managers shall give all the Members Notification of any proposal or other matter required by any provision of this Agreement or by the Law to be submitted for the consideration and approval of the Members. Such Notification shall include any information required by the relevant provision of this Agreement or by the Law.

     Section 13.05. Record Dates. The Managers may set in advance a date for determining the Members entitled to Notification of, and to vote at, any meeting. All record dates shall not be more than 60 days prior to the date of the related meeting.
     Section 13.06. Certain Rights. The Members shall have the right to extend the term of the Company by the unanimous Consent of the Members.
ARTICLE XIV
MISCELLANEOUS PROVISIONS
     Section 14.01. Notification to the Company or the Managers. Any Notification to the Company or the Managers shall be to them at the principal office of the Company as set forth in this Agreement or in any subsequent Notification to all the Members.
     Section 14.02. Binding Provisions. The covenants and agreements contained herein shall be binding upon and inure to the benefit of the heirs, executors, administrators, successors and assigns of the respective parties hereto.
     Section 14.03. Applicable Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Colorado.
     Section 14.04. Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.
     Section 14.05. Severability of Provisions. If for any reason any provision or provisions hereof which are not material to the purposes or business of the Company are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.
     Section 14.06. Entire Agreement. This Agreement constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.
     Section 14.07. Titles. Article and Section titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.
SIGNATURE PAGES FOLLOW

     IN WITNESS WHEREOF, Chris Sapyta, Steven M. Bathgate, and Edward Johnson as the Manager, and Chris Sapyta, Gregory A. Henrikson, Chuck Hinkley, and Mike Ellis as the Initial Members, have executed this Agreement as of the date first above written.

By	/s/ Chris Sapyta

Chris Sapyta, Manager and Member

By	/s/ Steven M. Bathgate

Steven M. Bathgate, Manager

By	/s/ Edward Johnson

Edward Johnson, Manager

By	/s/ Gregory A. Henrikson

Gregory A. Henrikson, Member

By	/s/ Chuck Hinkley

Chuck Hinkley, Member

By	/s/ Mike Ellis

Mike Ellis, Member

EXHIBIT A
MEMBERS AND SHARES AS OF AUGUST 30, 2004

Number of
All Members	Shares Owned
Chris Sapyta	60,000
Gregory A. Henrikson	60,000
Chuck Hinkley	60,000
Mike Ellis	20,000

Total	200,000

Agreed to and Accepted:

/s/ Chris Sapyta
Chris Sapyta

/s/ Gregory A. Henrikson
Gregory A. Henrikson

/s/ Chuck Hinkley
Chuck Hinkley

/s/ Mike Ellis
Mike Ellis

EXHIBIT B
MEMBERS AND CAPITAL CONTRIBUTIONS AS OF AUGUST 30, 2004

Member	Capital Contribution
Chris Sapyta
5350 S. Roslyn Street, Suite 300
Greenwood Village, CO 80111	Services

Gregory A. Henrikson
5350 S. Roslyn Street, Suite 300
Greenwood Village, CO 80111	Services

Chuck Hinkley
5350 S. Roslyn Street, Suite 300
Greenwood Village, CO 80111	Services

Mike Ellis
5350 S. Roslyn Street, Suite 300
Greenwood Village, CO 80111	Services

Agreed to and Accepted:

/s/ Chris Sapyta
Chris Sapyta

/s/ Gregory A. Henrikson
Gregory A. Henrikson

/s/ Chuck Hinkley
Chuck Hinkley

/s/ Mike Ellis
Mike Ellis

EXHIBIT C
MANAGERS
AS OF AUGUST 30, 2004

Business, Residence or
Manager	Mailing Address
Chris Sapyta	5350 S. Roslyn Street, Suite 300
Greenwood Village, CO 80111

Steven M. Bathgate	5350 S. Roslyn Street, Suite 400
Greenwood Village, CO 80111

Edward Johnson	5350 S. Roslyn Street, Suite 400
Greenwood Village, CO 80111